                                                                   EXHIBIT 10.34

                            STILLWATER MINING COMPANY

--------------------------------------------------------------------------------

                  409A NONQUALIFIED DEFERRED COMPENSATION PLAN

--------------------------------------------------------------------------------

                            STILLWATER MINING COMPANY

                  409A NONQUALIFIED DEFERRED COMPENSATION PLAN

                                                                                                        Page
                                                                                                        ----
1.   Purpose  ........................................................................................     1

2.   Definitions......................................................................................     1

3.   Shares Subject to the Plan ......................................................................     4

4.   Administration...................................................................................     4

5.   Participation....................................................................................     4

6.   Participant Deferrals............................................................................     5

7.   Employer Contributions...........................................................................     6

8.   Terms and Conditions of Deferrals and Settlement.................................................     7

9.   Adjustments......................................................................................     9

10.  Compliance with Code Section 409A................................................................     9

11.  Investment Risks of Notional Investments.........................................................     9

12.  General Provisions...............................................................................    10

                            STILLWATER MINING COMPANY

                  409A NONQUALIFIED DEFERRED COMPENSATION PLAN

      1. PURPOSE. The purpose of this 409A Nonqualified Deferred Compensation Plan (the "Plan") is to provide to members of a select group of management or highly compensated employees of Stillwater Mining Company (the "Company") and its subsidiaries and/or its affiliates who are selected for participation in the Plan a means to defer receipt of specified portions of compensation and to have such deferred amounts treated as if invested in specified investment vehicles, to enhance the competitiveness of the Company's executive compensation program and, therefore, its ability to attract and retain qualified key personnel necessary for the continued success and progress of the Company, and to encourage such persons to retain a significant equity stake in the Company.

      2. DEFINITIONS. In addition to the terms defined in Section 1 above, the following terms used in the Plan shall have the meanings set forth below:

            (a) Account: The account established and maintained by the Company for a Participant to track deferrals and earnings under the Plan. An Account may include one or more subaccounts, in order that different distribution elections may apply to different subaccounts. Deferred Shares and Deferred Cash shall be credited to separate subaccounts. All subaccounts to which Deferred Shares are credited shall be deemed the Deferred Share Account, and all subaccounts to which Deferred Cash is credited shall be deemed the Deferred Cash Account. The Account and subaccounts, and Deferred Shares and Deferred Cash credited thereto, will be maintained solely as bookkeeping entries by the Company to evidence unfunded obligations of the Company.

            (b) Administrator: The Committee shall administer the Plan, provided that any duty of the Committee as Administrator may be performed by a committee consisting of the Chief Financial Officer, Vice President - Human Resources, and General Counsel. The Committee may expressly limit the scope of authority of the Administrator when acting under this delegated authority and the Committee may designate persons in addition to or in place of those specified officers to serve as the Administrator.

            (c) Beneficiary: The person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under the Plan upon a Participant's death, provided that, if and to the extent authorized by the Administrator, a Participant may be permitted to designate a Beneficiary, in which case the "Beneficiary" instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Administrator to receive the benefits specified under the Plan upon such Participant's death. Unless otherwise determined by the Administrator, a Participant's designation of a Beneficiary other than the Participant's spouse shall be subject to the written consent of the spouse.

            (d) Board: The Board of Directors of the Company.

            (e) Change in Control: A change in ownership or effective control as defined under Code Section 409A(a)(2)(A)(v).

            (f) Committee: The Compensation Committee of the Board. Any function of the Committee may also be performed by the Board, in which case any reference to the Committee shall be deemed to include the Board.

            (g) Code: The U.S. Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions thereto.

            (h) Deferred Cash: A right credited under the Plan constituting a contractual commitment of the Company to pay to the Participant, at a future date, cash in settlement of the right, subject to the terms of the Plan, and compliance with Code Section 409A.

            (i) Deferred Share: A right credited under the Plan constituting a contractual commitment of the Company to deliver to the Participant, at a future date, one Share in settlement of the right, subject to the terms of the Plan.

            (j) Disability: Participant becomes unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, and thus is "disabled" within the meaning of Code Section 409A(a)(2)(C).

            (k) Dividend Equivalents: An amount equal to the value of dividends paid on an outstanding Share, which amount will be paid or credited on Deferred Shares in accordance with Section 8(b).

            (l) Effective Date: The date on which the Board has approved the Plan and adopted it on behalf of the Company.

            (m ) Employer Contributions: Amounts credited to a Participant's Account as a contribution of the Company or a subsidiary and not representing a direct deferral of compensation by the Participant. Employer Contributions shall consist of "Employer Matching Contributions" and "Employer Discretionary Contributions" as specified in Section 7.

            (n) Fair Market Value: As of any given day, the fair market value of a Share determined in good faith in the same manner as "fair market value" is then determined under the Company's 2004 Equity Incentive Plan (or successor to such plan).

            (o) Participant: An employee of the Company or any subsidiary who is eligible to defer compensation under the Plan and who has currently elected to defer or has previously deferred compensation under the Plan which has not been distributed.

            (p) Plan Year: The calendar year, provided that the initial Plan Year shall be the partial year from the Effective Date until December 31, 2006.

            (q) Restricted Stock Units: Awards designated as Restricted Stock Units granted to Participants under the 2004 Equity Incentive Plan or any successor to such plan.

            (r) Retirement: A Participant's voluntary termination of employment at or after attaining age 65, referred to as a "Normal Retirement," or a Participant's voluntary termination of employment at or after attaining both age 55 and five years of service with the Company and its subsidiaries, referred to as an "Early Retirement" In either case, with the approval of the Company's Board of Directors.

            (s) Share: A share of Common Stock, $0.01 par value, of the Company or any securities or rights into which such Share may be changed by reason of any transaction or event of the type described in Section 9.

            (t) Trust: Any trust or trusts established by the Company as part of the Plan; provided, however, that the assets of such trusts shall remain subject to the claims of the general creditors of the Company.

            (u) Trustee: The trustee of the Trust, as designated from time to time by the Board or Committee. Initially, the Trustee shall be Investors Bank & Trust Company, Boston, MA.

      3. SHARES SUBJECT TO THE PLAN. Shares shall be issued or delivered under this Plan as required to settle Deferred Shares. Shares issued or delivered in settlement of Deferred Shares resulting from deferral of Restricted Stock Units and Deferred Shares resulting from a any matching grant under Section 7 will be drawn from and count against the shares reserved and available under the 2004 Equity Incentive Plan (or successor to such plan) in accordance with the terms of such plan. Shares shall be reserved by the Company for delivery in connection with Dividend Equivalents, and drawn for such purpose, out of authorized but unissued shares, unless otherwise required to comply with applicable requirements of the New York Stock Exchange. If any Deferred Shares are to be credited at a time insufficient Shares remain available under the Company's Certificate of Incorporation and treasury shares or under the 2004 Equity Incentive Plan (or a successor), Deferred Cash shall be credited to the Participant's Account rather than Deferred Shares. In such case, the Committee may permit the reallocation of such Deferred Cash into Deferred Shares on a one-time basis at such time as Shares have become available. Shares delivered upon a distribution in settlement of Deferred Shares may be newly issued shares or treasury shares, as determined by the Company's General Counsel.

      4. ADMINISTRATION.

            (a) Authority. The Administrator shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish such purpose, including the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms, and notices relating to the administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan, and to determine whether to terminate participation of Participants, including Participants who engage in activities competitive with or not in the best interests of the Company. Any actions of the Administrator with respect to the Plan and determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including the Company, the Administrator and members of the committee serving as such, Participants and employees, and their respective successors in interest (subject to the Committee's authority to oversee any person acting under delegated authority).

            (b) Delegation. The Administrator may appoint agents and delegate thereto powers and duties under the Plan, except as otherwise limited by the Plan. No member of the committee serving as Administrator shall be entitled to act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Plan. No bond or other security shall be required in connection with the Plan of the Administrator or any member of the committee serving as Administrator in any jurisdiction.

            (c) Limitation of Liability. The Administrator and each member of any committee serving as Administrator shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary or affiliate, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. To the maximum extent permitted by law, no person acting for or on behalf of the Administrator, nor any person to whom ministerial duties have been delegated under the Plan, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan, except for the willful misconduct or gross negligence of such member or person.

      5. PARTICIPATION. The Administrator shall determine those employees of the Company and its subsidiaries and/or affiliates, from among the senior executives of the Company who qualify as a select group of management or highly compensated employees (for purposes of the Employee Retirement Income Security Act of 1974), who will be eligible to participate in the Plan. Such persons shall be notified of such eligibility by the Company's Vice President - Human Resources, subject to the direction of the Administrator. A Participant in a given Plan Year shall be eligible to participate in the next following Plan Year unless otherwise notified prior to the beginning of the next following Plan Year. Persons eligible to participate in the Plan in the initial Plan Year shall be those executive officers identified on Exhibit A hereto.

      6. PARTICIPANT DEFERRALS. A Participant may elect to defer compensation as specified in this Section 6.

            (a) Cash Compensation That May Be Deferred. Unless otherwise determined by the Administrator, cash compensation that may be deferred under the Plan includes earned amounts of salary, annual incentive (bonus), long-term incentives payable in cash, and, to the extent specifically authorized by the Administrator, other cash compensation (including any form of cash compensation that the Participant would be permitted to defer under any Company 401(k) plan). Amounts that may be deferred in a given Plan Year shall be up to 60% of salary and, unless otherwise determined by the Administrator, up to 100% of cash compensation other than salary. The minimum deferral of cash compensation shall be the greater of 1% of cash compensation or $1,000 per Plan Year.

            (b) Equity Awards That May Be Deferred. To the extent specifically authorized by the Administrator (and any governing body with authority over the particular equity award plan), equity awards that may be deferred under the Plan include Stock-denominated awards (including Stock payouts and other property) to be received from the Company or a subsidiary or affiliate under the 2004 Equity Incentive Plan (or successor to such plan). Such deferrals will result in the crediting of a number of Deferred Shares equal to the number of shares of Stock that would have been deliverable in the absence of deferral. Amounts that may be deferred in a given Plan Year shall be, unless otherwise determined by the Administrator, up to 100% of the deferrable types of awards. There is no minimum deferral amount for equity award deferrals.

            (c) Vesting and Forfeiture of Participant Deferrals. Participant deferrals of cash compensation shall be fully vested and non-forfeitable at the time of deferral. This shall not result in the vesting of any incentive or other award that is subject to vesting under an incentive plan. Rather, deferrals of such amounts shall be deemed to occur for purposes of the Plan at the time such payments vest under such other incentive plan. Equity awards likewise shall vest and become non-forfeitable only in accordance with the terms of the applicable plan and any other agreement or document governing such awards. For administrative purposes, equity awards may be treated as deferred under the Plan prior to such vesting, with the understanding that such awards shall remain subject to the risk of forfeiture and all other terms of the equity award other than distribution terms necessarily changed by virtue of the deferral of the award under the Plan. Any acceleration of vesting of such awards shall be governed by the terms and administration of the plan under which such equity award was granted, and any such acceleration of vesting shall be permitted only to the extent that it does not include or result in an acceleration of distributions not otherwise permissible under Code Section 409A.

            (d) Elections.

        (i) Elections Irrevocable. Once an election form, properly completed, is received by the Company, the elections of the Participant shall be irrevocable; provided, however, that (i) the Administrator may in its discretion determine that elections are revocable until the deadline specified for the filing of such election; (ii) a Participant may elect a further deferral of amounts credited to a Participant's Account by filing a later election form in accordance with Section 6(e); (iii) a Participant may change distribution elections in accordance with Proposed Regulation 1-409A during any transition period permitted thereunder; (iv) deferral elections in a given Plan Year may be suspended if and to the extent permitted under Section 8(h); and (v) Participant may cease deferral elections in a given Plan to the extent required by the terms of the Employer's qualified 401(k) plan as it relates to a Participant's request for a hardship withdrawal from the 401(k) Plan.

        (ii) Date of Election. An election to defer compensation or awards hereunder must be received by the Administrator on or before any applicable deadline under Code Section 409A and on or before any earlier deadline date specified by or at the direction of the Administrator. Under no circumstances may a Participant defer compensation or awards to which the Participant has attained, at the time of deferral, a legally enforceable right to current receipt of such compensation or awards. Unless otherwise determined by the Administrator, the following election deadlines shall apply:

            - Upon effectiveness of the Plan, eligible executive officers who are not eligible to participate in any other 409A plan may file an election to defer compensation up to 30 days after such effectiveness, but such election shall be irrevocable when filed and may not apply to compensation for services performed prior to the filing of the election;

            - At such time as an executive officer is first eligible to participate in the Plan, such executive officer may file an election to defer compensation up to 30 days after such first eligibility, but such election shall be irrevocable when filed and may not apply to compensation for services performed prior to the filing of the election;

            - An election may be filed on or before the last day of the calendar year to defer any compensation that will be earned entirely by services performed in the next year or thereafter;

            - Any deadline for elections specified under the transition rules in Proposed Treasury Regulation 1-409A-1 (transition rules) shall apply to such elections, which may be made to the fullest extent permitted thereunder; and

            - Any election to defer performance-based compensation may, if permitted under Section 409A(a)(4)(B)(iii), be filed no later than six months before the end of the performance period, provided that the performance period is at least 12 months in length.

      (iii) Unique Plan Year Deferral Elections. Unless otherwise determined by the Administrator (and announced in advance), deferral elections filed with respect to a given Plan Year will not apply to compensation earned in a subsequent Plan Year.

            (e) Redeferral. A Participant will be permitted to elect to further defer the distribution of the balance of his or her Account to the extent permitted and in accordance with the requirements of Code Section 409A(a)(4)(C) and Proposed Treasury Regulation 1-409A-2, including the requirement that (i) a redeferral election may not take effect until at least 12 months after such election is filed with the Company, (ii) an election to further defer a distribution (other than a distribution upon death, disability or an unforeseeable emergency) must result in the first distribution subject to the election being made at least five years after the previously elected date of distribution, and (iii) any redeferral election affecting a distribution at a fixed date must be filed with the Company at least 12 months before the first scheduled payment under the previous fixed date distribution election.

      7. EMPLOYER CONTRIBUTIONS.

(a) Employer Matching Contributions. Unless otherwise determined by the Committee, the Company shall make Employer Matching Contributions to the Account of each Participant at times determined by the Administrator. For each Plan Year, the amount of Employer Matching Contributions under this Plan in respect of a Participant shall be the amount that, together with any matching contribution to the Participant's account under any 401(k) plan of the Company, equals 100% of the aggregate of the Participant's contributions under such 401(k) plan plus deferrals of cash compensation under this Plan for the calendar year up to a maximum of 6% of the Participant's compensation for the calendar year. For this purpose, the Participant's deferrals and the Participant's compensation shall include those types of compensation eligible for the Participant to contribute under any such 401(k) plan plus 409A deferrals (without regard to any limit on the amount of such compensation that may be contributed under the 401(k) plan). Unless otherwise determined by the Committee or Administrator, the Employer Matching Contribution shall be made only to a Participant who has participated in any available Company 401(k) plan to the maximum extent permitted in the applicable calendar year. The Committee may determine the form of such Employer Matching Contributions (Deferred Cash or Deferred Shares).

            (b) Employer Discretionary Contributions. Unless otherwise determined by the Committee, the Company may make Employer Discretionary Contributions to the Account of each Participant at such times and in such form and amount as may be determined by the Committee. Employer Discretionary Contributions shall be subject to such terms and conditions as may be specified by the Committee. The Committee may determine the form of such Employer Discretionary Contributions.

            (c) Vesting and Forfeiture of Employer Contributions. Employer Matching Contributions shall be subject to forfeiture to the same extent and the related matching contributions under the applicable 401(k) plan are forfeitable (generally, upon specified terminations of employment before the Participant has three years of service as measured under the terms of the applicable 401(k)
plan). Accordingly, Employer Matching Contributions to a Participant's Account shall be deemed vested at such time as this risk of forfeiture has lapsed. Employer Discretionary Contributions shall be subject to such risk of forfeiture and vesting terms as shall be determined by the Committee. In addition to any terms relating to acceleration under the applicable 401(k) plan (relating to Employer Matching Contributions) and as specified by the Committee (relating to Employer Discretionary Contributions), any acceleration of vesting of Employer Contributions shall be permitted only to the extent that it does not include or result in an acceleration of distributions not otherwise permissible under Code
Section 409A.

            (d) Elections. Any elections as to deferrals or redeferrals of Employer Contributions shall be subject to the provisions of Sections 6(d) and
(e).

      8. TERMS AND CONDITIONS OF DEFERRALS AND SETTLEMENTS.

            (a) Establishment; Crediting of Amounts Deferred. The Company will establish and maintain an Account for each Participant. The amount of compensation or awards deferred with respect to each Account will be credited to such Account as of the date on which such amounts would have been paid to the Participant but for the Participant's election to defer receipt hereunder, unless otherwise determined by the Administrator. With respect to any fractional shares of Stock or Stock-denominated awards, the Administrator shall determine whether to credit a fraction of a Deferred Share, to pay cash in lieu of the fractional share or carry forward such cash amount under the Plan, round to the nearest whole Deferred Share, round to the next whole Deferred Share, or round down to eliminate the fractional Deferred Share or otherwise make provision for the fractional Share. With respect to Cash Deferrals, amounts of hypothetical income and appreciation and depreciation in value of such account will be credited and debited to, or otherwise reflected in, such Account from time to time. Unless otherwise determined by the Administrator (including under Section 8(e)), Deferred Cash shall be deemed invested in a hypothetical investment as of the date of deferral.

            (b) Payment or Crediting of Dividend Equivalents. Whenever dividends are paid or distributions made with respect to Shares, a Participant to whom Deferred Shares are then credited hereunder shall be entitled to Dividend Equivalents in an amount equal to the cash amount of the dividend paid or fair value of property other than Shares distributed on a single Share multiplied by the number of Deferred Shares (including any fractional Deferred Share) credited to his or her Account as of the record date for such dividend or distribution. Dividend Equivalents will be credited as a cash amount to the account maintained for the Participant and converted into additional Deferred Shares at a date in each calendar quarter on or after the dividend payment date, which conversion date shall be designated by the Administrator. In the alternative, the Company may elect to credit Dividend Equivalents as Deferred Cash (i.e., not deem them reinvested in additional Deferred Shares) or vary the timing of any conversion of Dividend Equivalents into additional Deferred Shares in order minimize the administrative burden of reporting Participants' transactions on Form 4 under
Section 16 of the U.S. Securities Exchange Act of 1934 or otherwise to promote the purposes and administrative efficiency of the Plan. In the case of a dividend of Shares, an equal number of Deferred Shares will be credited to the Participant's Account at the dividend payment date on each Deferred Share credited to such Account at the record date. Any Deferred Shares or Deferred Cash resulting under this Section 8(b) shall be subject to the same terms and date of distribution in all cases as the Deferred Shares to which the Dividend Equivalents related. In the case of Deferred Shares relating to an equity award, the method and terms of crediting Dividend Equivalents may be modified to conform to the method and terms of such crediting under the Plan or award agreement governing the equity award.

            (c) Notional Investments of Deferred Cash. Amounts of hypothetical income and appreciation and depreciation in value of Deferred Cash will be credited and debited to, or otherwise reflected in, the Participant's Account from time to time.

      (i) Subject to other applicable provisions of the Plan, Deferred Cash shall be deemed to be invested, at the Participant's direction, in one or more notional investment vehicles (i.e., hypothetical investments) from a list of permitted notional investments specified from time to time by the Administrator. Subject to any rules and restrictions as the Administrator may specify, a Participant may reallocate Deferred Cash out of one notional investment vehicle and into another, except that Deferred Cash may not be reallocated into Deferred Shares. Amounts allocated out of one notional investment and into another shall be based on the fair market value of such notional investment at the reallocation date (or as near as practicable to the reallocation date, as determined by the Administrator), except as otherwise provided under Section 8(e).

      (ii) The Administrator may change or discontinue any notional investment vehicle available under the Plan in its discretion; provided, however, that each affected Participant shall be given the opportunity to reallocate his or her Deferred Cash previously deemed invested in a discontinued notional investment among the other notional investment vehicles.

            (d) No Reallocation of Deferred Shares. Amounts credited as Deferred Shares to a Participant's Account may not be reallocated or deemed reinvested in any other notional investment vehicle, but shall remain as Deferred Shares until such time as the Account is distributed in accordance with Section 7(e).

            (e) Trusts. The Administrator may, in its discretion, establish one or more Trusts (including sub-accounts under such Trust(s)), and deposit therein amounts of cash, Stock, or other property not exceeding the amount of the Company's obligations with respect to a Participant's Account. In such case, the provisions of Section 8(a) notwithstanding, the amounts of hypothetical income and appreciation and depreciation in value of such Account shall be equal to the actual income on, and appreciation and depreciation of, the assets in such Trust(s). Other provisions of this Section 8(e) notwithstanding, the timing of allocations and reallocations of assets in such an Account, and the investment vehicles available with respect to the Deferred Cash portion of the Account, may be varied to reflect the timing of actual investments of the assets of such Trust(s) and the actual investments available to such Trust(s).

            (f) Form of Distributions. The Company will distribute a Participant's Account, and discharge all of its obligations to pay deferred compensation under the Plan with respect to such Account, as follows:

      (i) With respect to a Deferred Cash balance, payment of cash; provided, however, that if the Company owns fully liquid assets that match a Participant's notional investment in the Account at the time of distribution, the Administrator may authorize the distribution of those assets so long as such distribution represents a payment of value to the Participant comparable to cash and does not otherwise result in adverse tax or other consequences to the Participant;

      (ii) with respect to Deferred Shares, by delivery of one Share for each Deferred Share then being distributed.

            (g) Timing of Distributions. Except to the extent distribution alternatives may be limited under applicable law or upon a determination by the Administrator, distributions of a Participant's Account will be made in a single lump sum or in annual installments the latest of which is not more than ten years after Participation's termination of service due to Retirement or five years after commencement of installment distributions at any other date, with such distributions commencing at either

                  -     a fixed date elected by the Participant

                  - a date fixed in relation to the termination of the Participant's service as an employee of the Company (including upon Participant's Disability)

                  -     at a date fixed in relation to a Change in Control

                  -     upon the Participant's death

                  -     in connection with an unforeseeable emergency under
                        Section 8(h).

Separation from service for any reason other than Retirement, Disability or death, will result in an automatic lump sum distribution; as will a Change-in Control of the Company if such election has been made at the time of the Participant's initial deferral election, provided that, notwithstanding such deferral election, the delivery of such lump sum payment to Participant may be delayed by the Company to the extent necessary to comply with Section 409A of the Code.

Unless limited by the Administrator, distributions may be elected differently by Participant for different subaccounts, and distributions may be elected at the earlier of or later of permitted distribution dates. If installments have been elected but the Participant's Account balance is less than $10,000 in value (including both Deferred Cash and Deferred Shares) at the date of the first installment, the Account will instead be paid as a single lump sum.

            (h) Unforeseeable Emergency. In the event a Participant has an unforeseeable emergency, as defined under Code Section 409A, the Participant will be permitted to receive an unscheduled distribution of his Account, to the extent permitted under Section 409A.

      9. ADJUSTMENTS.

      The Administrator shall adjust the number of Deferred Shares credited to each Participant and the kind of Shares deliverable in settlement thereof as determined in good faith in its sole discretion in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, extraordinary dividend of cash or other property, stock split, reverse stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing (in each case taking into account any Dividend Equivalents credited to a Participant in connection with such transaction). The Administrator retains discretion under the Plan to provide for alternative treatment of fractional Deferred Shares, in order to promote efficient administration of the Plan. In addition, the Committee shall retain the authority to terminate deferrals under the Plan during the 12-month period following a Change in Control, to the fullest extent permitted under Section 409A.

      10. COMPLIANCE WITH CODE SECTION 409A.

      Other provisions of this Plan notwithstanding, deferrals under this Plan shall comply with the requirements under Code Section 409A and, in accordance with U.S. federal income tax laws and Treasury Regulations (including proposed regulations) as presently in effect or hereafter implemented, (i) if the timing of any distribution under this Plan would result in a Participant's constructive receipt of income or tax penalties prior to such distribution, the distribution will be the earliest date after the specified payment date that distribution can be effected without resulting in such constructive receipt; (ii) the Company shall have no authority to accelerate any payment hereunder except as permitted under Section 409A and regulations thereunder; and (iii) any rights of the Participant or retained authority of the Company with respect to deferrals hereunder shall be automatically modified and limited to the extent necessary so that the Participant will not be deemed to be in constructive receipt of income relating to the deferrals prior to the payment and so that the Participant shall not be subject to any penalty under Section 409A.

      11. INVESTMENT RISK OF NOTIONAL INVESTMENTS.

      The amount distributable in settlement of a Participant's Account will equal the value of the Account (or distributable portion thereof) at the time of distribution. The value of an Account will vary over time based on the changes in value and investment returns of the notional investments in which the Account balance is deemed invested. The Company will not guarantee the value of the Account, and thus the amount distributable from the Account may be less than the amounts originally deferred. The Plan permits the Participant to freely choose the amount and timing of the deferrals, whether cash deferrals will be deemed invested in Deferred Shares or Deferred Cash, and the notional investments for portions of deferrals in the form of Deferred Cash. The Company, its subsidiaries and affiliates, and its and their directors, officers, stockholders, employees and agents, have not and will not advise a Participant with respect to whether or how much to defer under the Plan, whether to defer as Deferred Shares or Deferred Cash, and whether Deferred Cash should be deemed invested in any particular notional investment. A Participant will bear the full risk with respect to these decisions and with respect to any decline in the value of Deferred Shares or notional investments relating to Deferred Cash and any failure of these investments to appreciate at a rate deemed satisfactory by the Participant. The Participant will be solely responsible for determining the suitability of such notional investments. The Company recommends that each Participant consult with his or her own investment advisors regarding investment decisions with respect to the Account.

      12. GENERAL PROVISIONS.

            (a) Successors and Assigns. All obligations of the Company under the Plan shall be binding on any successor of the Company. The Plan shall be binding on all successors and assigns of a Participant, including without limitation, the estate of a Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors, or any designated beneficiary.

            (b) Amendments and Termination. The Plan may be amended from time to time by the Board or the Administrator; provided, however, that the Administrator may not amend the Plan without Board approval if such amendment would broaden eligibility, materially increase benefits to Participants or the cost of the Plan to the Company, or require shareholder approval under applicable law or stock exchange rules. The Administrator may amend any agreement or otherwise take action that would affect a Participant's Account or rights hereunder, provided that no such amendment or action may materially adversely affect a Participant's rights without the consent of the Participant.

            (c) Nontransferability of Awards. Rights of a Participant relating to his or her Account shall not be transferable or assignable by the Participant otherwise than by will or the laws of descent and distribution, or in accordance with a beneficiary designation in effect at the time of the Participant's death.

            (d) Statements. The Administrator will furnish statements, at least once each calendar year, to each Participant reflecting the amounts credited to a Participant's Accounts, transactions therein since the date reported on in the last previous statement, and other information deemed relevant by the Administrator.

            (e) Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensatory arrangements as it may deem desirable.

            (f) No Right to Continued Employment. The Plan shall not confer upon any Participant any right with respect to continuance as an employee or otherwise in service to the Company, nor shall it interfere in any way with any right the Company would otherwise have to terminate a Participant's service at any time.

            (g) Legal Compliance. The Company shall have no obligation to settle any Participant's Account until all legal and contractual obligations of the Company relating to establishment of the Plan and such settlement shall have been complied with in full. In addition, the Company shall impose such restrictions on Shares delivered to a Participant hereunder and any other interest under the Plan constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the New York Stock Exchange or any other stock exchange or automated quotation system upon which the Shares are then listed or quoted, any provision of the Company's Certificate of Incorporation or By-laws, or any other law, regulation, or binding contract to which the Company is a party.

            (h) Choice of Law. This Plan and all related agreements and elections shall be construed in accordance with and governed by the laws of the Montana, without regard to principles of conflict of laws, and applicable federal law.

            (i) Tax Withholding. The Company and any subsidiary or affiliate shall have the right to deduct from amounts otherwise payable by the Company or any subsidiary or affiliate to the Participant, including compensation not subject to deferral as well as amounts payable hereunder in settlement of the Participant's Account, any sums that federal, state, local or foreign tax law requires to be withheld with respect to the deferral of compensation hereunder, transactions affecting the Participant's Account, and payments in settlement of the Participant's Account, including FICA, Medicare and other employment taxes. Shares may be withheld to satisfy such obligations in any case where taxation would be imposed upon the delivery of shares, except that shares issued or delivered under any plan, program, employment agreement or other arrangement may be withheld only in accordance with the terms of such plan, program, employment agreement or other arrangement and any applicable rules, regulations, or resolutions thereunder.

            (j) Right of Setoff. The Company or any subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary may owe to the Participant from time to time, including amounts payable in connection with Participant's Account, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant's payment obligation not satisfied through such deduction and setoff; provided, however, that this setoff may occur only at the date on which the amount would otherwise be distributed to the Participant (as required to satisfy Section 409A). By electing to participate in the Plan and defer compensation hereunder, the Participant agrees to any deduction or setoff under this Section 12(j).

            (k) Receipt and Release. Payments (in any form) to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the compensation or awards deferred and relating to the Account to which the payments relate against the Company or any subsidiary or affiliate, and the Administrator may require such Participant or Beneficiary, as a condition to such payments, to execute a receipt and release to such effect. In the case of any payment under the Plan of less than all amounts then credited to an account in the form of Deferred Shares, the amounts paid shall be deemed to relate to the Deferred Shares credited to the account at the earliest time.

            (l) Unfunded Status. The Plan is intended to constitute an "unfunded" plan for deferred compensation and Participants shall rely solely on the unsecured promise of the Company for payment hereunder. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Administrator may authorize the creation of Trusts, including but not limited to the Trusts referred to in Section 8 hereof, or make other arrangements to meet the Company's obligations under the Plan, which Trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

            (m) Effectiveness of the Plan and Plan Termination. The Plan shall become effective as of FEBRUARY 1, 2006. The Plan will terminate at such time as may be determined by the Board, subject to applicable provisions of Section 409A.

                                                                       Exhibit A

                            STILLWATER MINING COMPANY

                  409A NONQUALIFIED DEFERRED COMPENSATION PLAN

          EXECUTIVE OFFICERS ELIGIBLE TO PARTICIPATE IN 2006 PLAN YEAR

McAllister, Francis R.  Chairman of the Board and Chief Executive Officer
Lang, Stephen A.        Executive Vice President and Chief Operating Officer
Wing, Gregory A.        Vice President and Chief Financial Officer
Stark, John R.          Vice President, Human Resources, Secretary and General
                        Counsel
Ackerman, Terrell I.    Vice President, Planning and Processing Operations